                                               EXHIBIT (10.30)


            (PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)


                         FIRST AMENDMENT TO
                  CPI CORP. 1981 STOCK BONUS PLAN


       (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 3, 1991)



     Pursuant to the provisions of Section 10 of the CPI Corp. 1981 Stock Bonus Plan ("Plan"), and pursuant to the resolution of the Board of Directors of CPI Corp., the Plan is hereby amended in the following respects effective January 1, 1995:

     1. A new Subsection (g) is added at the end of Section 5 to read in its entirety as follows:

     "With respect to shares that vest pursuant to Subsection 5(a) or Subsection 5(b) on or after January 1, 1995, the Committee may offer employees the option of receiving cash in lieu of such shares based on the market price of the shares at the close of business on the last business day coinciding with or immediately preceding the date of vesting. The Committee shall have the power to determine from time to time whether and when to offer such a cash option, the number of shares for which a cash option is available, and the procedures for exercise of the cash option."

     2. Subsection (d) of Section 5 is amended to read in its entirety as follows:

     "Upon the issuance of the shares to the employee on the vesting date pursuant to Subsection 5(a) or Subsection 5(b), or upon the issuance of cash in lieu of such shares pursuant to Subsection 5(g), the employee shall also be entitled to receive an additional cash bonus equal to the amount of dividends, if any, that would have been payable with respect to such shares if they had been issued and outstanding as of the grant date of the stock bonus award."

     3. Section 10 is amended by substituting "Committee" for "Board" as the entity with authority to amend or terminate the Plan.





                                        Adopted February 2, 1995

                  CPI CORP. 1981 STOCK BONUS PLAN
    (AS AMENDED AND RESTATED EFFECTIVE AS OF FEBRUARY 3, 1991)

     SECTION 1. ESTABLISHMENT AND PURPOSE. CPI Corp. ("Company") hereby establishes a Stock Bonus Plan ("Plan"). The Plan is intended to permit the Company to benefit selected employees of the Company and its subsidiaries who do not participate in the Company's 1981 Incentive Stock Option Plan, by providing such employees with additional compensation and an incentive to remain in the employment of the Company and its subsidiaries and to exercise their best efforts on behalf of the Company and its subsidiaries.

     SECTION 2.     DEFINITIONS.  Whenever used herein, the
following terms shall have the meanings set forth below:

          (a)  "Board" means the Board of Directors of CPI Corp.

          (b) A "Change of Control" means a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act unless the transactions that give rise to the change of control are approved or ratified by a majority of the members of the Incumbent Board who are not Participants in the Plan; provided that, without limitation, notwithstanding anything herein to the contrary, a change in control shall be deemed to have occurred if (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors ("Voting Securities"), (ii) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority thereof, or (iii) the stockholders of the Company approve a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company. For purposes of this Agreement, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person," as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

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



          (c) "Committee" means the Stock Bonus Committee consisting of three (3) or more persons who shall be selected by the Board.

          (d) "Incumbent Board" means the individuals who constitute the Board on the effective date of the Plan As Amended and Restated; provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall, for purposes of this Plan, be deemed a member of the Incumbent Board.

          (e) "Participant" means an employee selected by the Committee to receive a stock bonus award.

     SECTION 3. ADMINISTRATION OF THE PLAN. This Stock Bonus Plan shall be administered by the Committee. From time to time the Board may appoint members to the Committee in substitution of members previously appointed; fill vacancies, however caused, in the Committee; and appoint alternate members of the Committee to act when a regular member is absent.

     The Committee shall select one of its members as Chairman, and shall hold meetings at such time and place as the Chairman shall determine. A majority of the Committee shall constitute a quorum at any meeting, and the acts of majority of the members





















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present at such meeting, or acts approved in writing by a majority of the Committee, shall be deemed to be acts of the Committee.

     Subject to terms and conditions of this Plan and to the approval of the Board, the Committee shall generally have the authority to administer this Plan to achieve the purposes for which it is adopted. Without limitation, the Committee shall have the power (i) to determine the employees who shall receive stock bonuses; (ii) to determine the number of bonus shares that will be awarded to such employees; (iii) to set profit or other performance goals that will determine the number of bonus shares to be awarded;
(iv) to determine the value of the bonus shares; (v) to adopt rules and regulations for implementing the Plan; and (vi) to interpret and construe the Plan where necessary to effectuate its purposes.

     SECTION 4.     AWARDING OF STOCK BONUSES.

          (a) The Committee is authorized to award bonuses that will result in the issuance of up to an aggregate One Hundred Fifty Thousand (150,000) shares of the Company's common stock, par value $0.40 per share. Each stock bonus award shall be deemed to have been granted as of the first day of the Company's fiscal year during which the certificate evidencing the award is delivered to the Participant pursuant to Subsection 5(c).

          (b) In the event any stock dividend or stock split is declared with respect to the Company's common stock, or in the event that the outstanding shares of such stock shall be changed




















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into or exchanged for a different number or kind of shares of stock of the Company or of another corporation, then an appropriate adjustment in the number and kind of shares available for the grant of bonuses hereunder shall be made.

          (c) At least annually the Committee will determine the number of shares that may be awarded under the Stock Bonus Plan during such year, and will establish profit or other performance goals for determining the number of bonus shares that will actually be distributed to employees.

     SECTION 5. CONDITIONS UPON STOCK BONUSES. Each stock bonus awarded under this Plan shall be subject to the following terms and conditions:

          (a) Subject to the remaining provisions of this Section 5, the vesting of each stock bonus shall be in accordance with the following schedule:


     Anniversary of Grant          Portion of Stock Bonus
           of Award                    That is Vested
     --------------------          ----------------------
            First                            33.3%
            Second                           66.7%
            Third                           100.0%

Except as provided in Subsection 5(b) herein, in the event of an employee's termination of employment prior to the third anniversary of the grant date of the stock bonus award, the portion of such employee's stock bonus award that has not vested shall terminate and be forfeited.








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          (b)  In the event that (1) the employee's employment
terminates by reason of death, permanent and total disability, or retirement under the provisions of a retirement plan maintained by the Company, or (2) there is a Change of Control with respect to the Company, any stock bonuses held by the employee shall fully vest on the date of such termination of employment or the date of the Change of Control, as the case may be, and the employee or his beneficiary under Section 8 hereunder shall immediately be entitled to receive the bonus shares, subject to the terms and conditions of this Plan.

          (c) The Committee shall deliver to each employee who is awarded a stock bonus a certificate evidencing the award of the stock bonus. Contemporaneously with the award of stock bonus, the Company will reserve shares to be issued to the employee upon the earlier of (1) the date on which the right to receive such shares vests pursuant to Subsection 5(a) or (2) the occurrence of an event specified in Subsection 5(b). Prior to vesting, such reserved stock shall not be treated as issued and outstanding for any purpose whatsoever.

          (d) Upon the issuance of the shares to the employee on the vesting date pursuant to Subsection 5(a) or Subsection 5(b), the employee shall also be entitled to receive an additional cash bonus equal to the amount of dividends, if any, that would have been payable with respect to such shares if they had been issued and outstanding as of the grant date of the stock bonus award.





















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          (e)  In the event any stock dividend or stock split is
declared upon the common stock of the Company, or in the event the outstanding shares of such stock shall be changed into or exchanged for a different number or kind of shares of stock of the Company or of another corporation, whether by reason of split-up or combination of shares, recapitalization, reclassification, reorganization, merger, consolidation, or otherwise, the number or kind of shares to be issued to any employee upon the expiration of the vesting period pursuant to Subsection 5(a) or Subsection 5(b) shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the employee's interest in relation to other holders of the Company's stock.

          (f) The rights of the employee under the Plan shall be personal to the employee and shall not be transferable (other than by such employee's will or by the laws of intestacy), nor shall such rights be pledged or hypothecated, or subject to execution, garnishment, attachment, or similar process.

     SECTION 6. SECURITIES MATTERS. The Committee, if it deems it appropriate, may condition the award of a stock bonus, or the delivery of shares thereunder, upon receipt of an appropriate investment representation from the employee receiving the shares. The Company, in its discretion, may postpone the issuance and delivery of shares until completion of registration or other qualification of the shares under any state or federal law, rule, or regulation as the Company may consider appropriate;





















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



provided, however, that nothing herein shall obligate the Company to register or qualify any shares awarded under this Plan under the securities law of the United States or any state. The Company may require any person receiving such shares to make such other representations and furnish such other information as it may consider appropriate in connection with the issuance of the shares in compliance with all applicable laws.

     SECTION 7. RESTRICTIVE AGREEMENT. If at the time the Company becomes obligated to deliver shares of stock to the employee any significant portion of the shares of the Company's common stock shall be subject to agreements restricting the rights of the holder to transfer or otherwise dispose of such shares, the Company may, in its discretion, require the employee to execute an agreement, in form and substance satisfactory to the Company, restricting the transfer of the shares to be delivered to the employee.

     SECTION 8.     DESIGNATION OF BENEFICIARY.

          (a) A Participant shall designate a beneficiary or beneficiaries who, upon the Participant's death, are to receive the stock bonuses that otherwise would have been issued to the Participant. All designations shall be in writing and signed by the Participant. The designation shall be effective only if and when delivered to the Company during the lifetime of the Participant. The Participant also may change his beneficiary or beneficiaries by a signed, written instrument delivered to the Company. The issuance of stock bonuses shall be in accordance



















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with the last unrevoked written designation of beneficiary that has been signed and delivered to the Secretary of the Company.

          (b)  In the event that all of the beneficiaries named in
Section 8(a) predecease the Participant, the stock bonuses that otherwise would have been issued to the Participant shall be issued to the Participant's estate, and in such event, the term
"beneficiary" shall include his estate.

          (c) In the event the Participant does not designate a beneficiary, or if for any reason such designation is ineffective, in whole or in part, the stock bonuses that otherwise would have been issued to the Participant shall be issued to the Participant's estate, and in such event, the term "beneficiary" shall include his estate.

     SECTION 9. TAX WITHHOLDING. Upon the vesting of any stock bonus pursuant to Section 5 hereof, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state, and local withholding tax requirements prior to the transfer of any shares of stock to the Participant on the permanent books of the Company or the delivery of any shares of stock to the Participant.

     SECTION 10. AMENDMENT AND TERMINATION. The Board may at any time amend or terminate this Plan; provided, however, that no such action shall adversely affect the right of Participants to full vesting of stock bonus awards at the time of a Change of Control pursuant to Subsection 5(b) or shall in any manner adversely affect or impair the rights of any employee who shall

















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



have been awarded a stock bonus prior to such amendment or termination without his consent.

     SECTION 11. EFFECTIVE DATE OF THE PLAN. This Plan was originally effective as of November 1, 1981, the date of its approval by the Company's shareholders. The changes made in the Plan as amended and restated herein are effective as of February 3, 1991.








































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